Certification by CEO and CFO pursuant Section 906	Exhibit 13.1

The certification set forth below is being submitted in connection with BBVA Banco Francés S.A.’s Annual Report on Form 20-F for the year ended December 31, 2010 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ricardo Enrique Moreno, the Chief Executive Officer and José Carlos López Alvarez, the Chief Financial Officer of BBVA Banco Francés S.A., each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of BBVA Banco Francés S.A.

April 1, 2011

/s/ Ricardo Enrique Moreno
Name: Ricardo Enrique Moreno Chief Executive Officer
/s/ José Carlos López Alvarez
Name: José Carlos López Alvarez Chief Financial Officer